Exhibit 23.2

Consent of Independent Auditor

We consent to the incorporation by reference in this Registration Statement on Form S-3 of Titan International, Inc. of our report dated April 17, 2024, relating to the consolidated financial statements of The Carlstar Group LLC, appearing in the Current Report on Form 8-K/A filed by Titan International, Inc. on May 16, 2024.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Nashville, Tennessee

November 1, 2024